UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

 May 25, 2012 (May 25, 2012)

KEATING CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	814-00778	26-2582882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5251 DTC Parkway, Suite 1100 Greenwood Village, CO 80111
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 889-0139

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01     Regulation FD Disclosure.

On May 25, 2012, Keating Capital, Inc. made a $5 million investment in the $15 million Series F Convertible Preferred Stock round of Glam Media,, Inc., an online media and social networking company focused on matching targeted audiences with targeted content via its online properties in the lifestyle, entertainment, home, health and wellness, food and parenting categories.  Glam Media’s business model enables premium brands to advertise and tailor ad campaigns to engage with Glam’s audience in targeted demographics on Glam’s proprietary publisher network.

Glam Media is Keating Capital’s fourth new portfolio company investment in 2012.  With this investment, Keating Capital has now made investments of $54.5 million in 18 portfolio companies, including $18.6 million of new portfolio company investments year-to-date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 25, 2012	KEATING CAPITAL, INC.

		By:	/s/ Timothy J. Keating
Timothy J. Keating
President and Chief Executive Officer

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